    As filed with the Securities and Exchange Commission on October 15, 1996
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                         SUNSTONE HOTEL INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

            MARYLAND                                       52-1891908
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                       115 CALLE DE INDUSTRIAS, SUITE 201
                         SAN CLEMENTE, CALIFORNIA 92672
               (Address of principal executive offices) (Zip Code)

                                   ----------

                         SUNSTONE HOTEL INVESTORS, INC.
                            1994 STOCK INCENTIVE PLAN
                               1994 DIRECTORS PLAN
                            (Full title of the Plans)

                                   ----------

                                 ROBERT A. ALTER
                       CHAIRMAN OF THE BOARD AND PRESIDENT
                         SUNSTONE HOTEL INVESTORS, INC.
                       115 CALLE DE INDUSTRIAS, SUITE 201
                         SAN CLEMENTE, CALIFORNIA 92672
                                 (714) 361-3900
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                 Proposed              Proposed
          Title of                                                Maximum               Maximum
         Securities                          Amount              Offering              Aggregate            Amount of
            to be                            to be                 Price               Offering           Registration
         Registered                       Registered(1)         per Share(2)           Price(2)                Fee
         ----------                       -------------         ------------           --------                ---
1994 Stock Incentive Plan
-------------------------
Options to Purchase
Common Stock                                500,000

Common Stock,                             500,000 shares         $10.3125             $5,156,250            $1,562.50
$0.01 par value

1994 Directors Plan
-------------------
Options to Purchase                         150,000
Common Stock

Common Stock,                             150,000 shares         $10.3125             $1,546,875             $468.75
$0.01 par value

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1994 Stock Incentive Plan and/or 1994 Directors Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Sunstone Hotel Investors, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($10.375) and low ($10.25) selling prices per share of Common Stock of Sunstone Hotel Investors, Inc. on October 11, 1996, as reported by the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Sunstone Hotel Investors, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         1. Annual Report (i) on Form 10-K of the Registrant for the fiscal year ended December 31, 1995; and (ii) on Form 10-K/A filed with the Commission on October 11, 1996;

         2. Quarterly Reports (i) on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996; and (ii) on Form 10-Q/A for the quarter ended March 31, 1996 filed with the Commission on May 21, 1996 and June 27, 1996;

         3. Current Reports (i) on Form 8-K filed with the Commission on February 20, 1996, July 13, 1996 and August 28, 1996; and (ii) on Form 8-K/A filed with the Commission on April 19, 1996 and August 28, 1996;

         4. The description of the Common Stock of the Registrant included in the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 26, 1995; and on Form 8-A/A, filed with the Commission on July 17, 1996.

         In addition, all reports and other documents subsequently filed by the Registrant with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents (such documents, and the documents enumerated above, being herein referred to as "Incorporated Documents," provided however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the filing of the Registrant's next Annual Report on Form 10-K with the Commission shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after any such filing of an Annual Report on Form 10-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Articles of Incorporation and Bylaws limit the liability of the Company's directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) to the extent that a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action, as adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

         The Registrant's Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by Maryland law. The Company's Articles of Incorporation and Bylaws also permit the Company to indemnify employees, agents and other persons acting on behalf of or at the request of the Company. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that: (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not met the requisite standard conduct required for indemnification to be permitted. Indemnification under the provisions of the MGCL is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Articles of Incorporation or Bylaws, or under resolutions of shareholders or director, contract or otherwise.

        In addition, the Company has entered into indemnification agreements with each of its directors and executive officers. In addition, the Company maintains a directors' and officers' liability policy.

Item 7. Exemption from Registration Claimed

         Not Applicable.


Item 8. Exhibits

    Number          Exhibit
    ------          -------

     4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements Nos. 000-24874 and 000-26304 on Form 8-A which are incorporated herein by reference pursuant to Item 3(b).

     5              Opinion and Consent of Ballard Spahr Andrews & Ingersoll.

    23.1            Consent of Coopers & Lybrand L.L.P., Independent
                    Accountants.

    23.2            Consent of Ballard Spahr Andrews & Ingersoll is contained in
                    Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1            1994 Stock Incentive Plan.

    99.2 Form of Notice of Grant of Stock Option to be generally used in connection with the Discretionary Option Grant Program of the 1994 Stock Incentive Plan.

    99.3 Form of Stock Option Agreement to be generally used in connection with the Discretionary Option Grant Program of the 1994 Stock Incentive Plan.

    99.4            Addendum to Stock Option Agreement (Limited Stock
                    Appreciation Right).

    99.5            1994 Directors Plan.

    99.6 Form of Notice of Grant of Automatic Stock Option to be generally used in connection with the 1994 Directors Plan.

    99.7 Form of Automatic Stock Option Agreement to be generally used in connection with the 1994 Directors Plan.

    99.8 Form of Automatic Stock Issuance Agreement to be generally used in connection with the 1994 Directors Plan.

                                     II-2.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1994 Stock Incentive Plan and/or the 1994 Directors Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California on this 4th day of October, 1996.

                               SUNSTONE HOTEL INVESTORS, INC.


                               By: /s/ Robert A. Alter
                                   ---------------------------------------------
                                   Robert A. Alter
                                   President, Chief Financial Officer, Secretary and Chairman of the Board of Directors



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Sunstone Hotel Investors, Inc., a Maryland corporation, do hereby constitute and appoint Robert
A. Alter and Charles L. Biederman and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                                            Date
---------                      -----                                            ----
/s/ Robert A. Alter            President, Chief Financial                  October 4, 1996
-------------------------      Officer, Secretary and Chairman of
Robert A. Alter                of the Board of Directors
                               (Principal Executive, Financial and
                               Accounting Officer)


                                     II-4.

Signature                      Title                                    Date
---------                      -----                                    ----
/s/ Charles L. Biederman       Executive Vice President            October 4, 1996
-------------------------      and Director
Charles L. Biederman




/s/ C. Robert Enever           Director                            October 4, 1996
-------------------------
C. Robert Enever




/s/ Frederic H. Gould          Director                            October 4, 1996
-------------------------
Frederic H. Gould




/s/ H. Raymond Bingham         Director                            October 4, 1996
-------------------------
H. Raymond Bingham




/s/ David Lambert              Director                            October 4, 1996
-------------------------
David Lambert




/s/ Edward H. Sondker          Director                            October 4, 1996
-------------------------
Edward H. Sondker

                                     II-5.

                                  EXHIBIT INDEX


Number          Exhibit
------          -------

   4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements Nos. 000-24874 and 000-26304 on Form 8-A which are incorporated herein by reference pursuant to Item 3(b).

   5           Opinion and Consent of Ballard Spahr Andrews & Ingersoll.

  23.1         Consent of Coopers & Lybrand L.L.P., Independent Accountants.

  23.2         Consent of Ballard Spahr Andrews & Ingersoll is contained in
               Exhibit 5.

  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

  99.1         1994 Stock Incentive Plan.

  99.2 Form of Notice of Grant of Stock Option to be generally used in connection with the Discretionary Option Grant Program of the 1994 Stock Incentive Plan..

  99.3 Form of Stock Option Agreement to be generally used in connection with the Discretionary Option Grant Program of the 1994 Stock Incentive Plan.

  99.4         Addendum to Stock Option Agreement (Limited Stock Appreciation
               Right).

  99.5         1994 Directors Plan.

  99.6 Form of Notice of Grant of Automatic Stock Option to be generally used in connection with the 1994 Directors Plan.

  99.7 Form of Automatic Stock Option Agreement to be generally used in connection with the 1994 Directors Plan.

  99.8 Form of Automatic Stock Issuance Agreement to be generally used in connection with the 1994 Directors Plan.